UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL EXCHANGE TRADED FUNDS TRUST

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Russell Investment Company / Russell Exchange Traded Funds Trust

Answering Machine Messages

Meeting Date: November 3, 2014

Toll Free #: (844) 253-1478

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, we are calling with an important message on behalf of Russell Investment Company [or Russell Exchange Traded Funds Trust]. A Special Shareholder meeting is scheduled to be held on November 3, 2014 and we have not yet recorded your vote. We recognize that you have received several communications from us, and that is because your participation counts towards the successful completion of this proxy solicitation.

Please call us toll-free at 1-844-253-1478 and a proxy voting specialist will assist you with voting your shares today. Specialists are available Monday through Friday, 9am to 6pm Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

Russell Investment Company / Russell Exchange Traded Funds Trust

Outbound Script

Meeting Date: November 3, 2014

Toll Free #: (844) 253-1478

Hello, is Mr./Ms.             available?

IF YES:

Hi Mr./Ms.                , my name is                and I am calling on a recorded line on behalf of your investment in the Russell Investment Company [or Russell Exchange Traded Funds Trust]. A Special Shareholder meeting is scheduled to be held on November 3, 2014 and we have not yet recorded your vote. We recognize that you have received several communications from us, and that is because your participation counts towards the successful completion of this proxy solicitation.

Your Board of Trustees has recommended you vote for all of the proposals, and we are calling to ask if you would like to vote along with the recommendations of your board.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms.            ? (IF YES) Make note & set up call back time.

IF YES TO VOTING WITH THE BOARD’S RECOMMENDATION:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                , a proxy voting specialist on behalf of Russell Investment Company [or Russell Exchange Traded Funds Trust].

Today’s date is                    and the time is                 Eastern Time.

Mr./Ms.                 , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposals as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 253-1478, Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATION:

How would you like to cast your vote on the proposals?

Russell Investment Company / Russell Exchange Traded Funds Trust

Outbound Script

Meeting Date: November 3, 2014

Toll Free #: (844) 253-1478

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                 , a proxy voting specialist on behalf of Russell Investment Company [or Russell Exchange Traded Funds Trust].

Today’s date is                     and the time is                 Eastern Time.

Mr./Ms.                 , I have recorded your [repeat vote intention] vote, with respect to the proposals as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 253-1478, Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NOT SURE HOW TO VOTE:

As mentioned, the Board has recommended a vote in favor of the proposal(s). If you are not in favor of the proposal(s), you can cast an against vote. In addition, if you do not feel strongly either for or against, you can cast an abstain vote.

How would you like to cast your vote on the proposals?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                 , a proxy voting specialist on behalf of Russell Investment Company [or Russell Exchange Traded Funds Trust].

Today’s date is                     and the time is                 Eastern Time.

Mr./Ms.                 , I have recorded your vote to (repeat vote intention) with respect to the proposals as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 253-1478 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

What am I being asked to vote on?

Russell Investment Company / Russell Exchange Traded Funds Trust

Outbound Script

Meeting Date: November 3, 2014

Toll Free #: (844) 253-1478

Proposal 1:

Approval of a new investment advisory agreement between the Fund and Russell Investment Management Company, the Fund’s current investment adviser (who is referred to as “RIMCo”), as a result of a transaction involving the sale of RIMCo’s parent company. This agreement is referred to as the “Post-Transaction Agreement”.

Proposal 2 [Applicable to all RIC Funds, except RIC Russell Strategic Call Overwriting Fund, Select U.S. Equity Fund, and Select International Equity Fund. Not applicable to RET.]:

Approval of a new investment advisory agreement between the Fund and RIMCo that reflects updated terms and, if approved by shareholders, will go into effect in lieu of the Post-Transaction Agreement following the transaction or, if the transaction is not consummated, will replace the Fund’s existing investment advisory agreement.

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at (844) 253-1478 Monday-Friday 9am-6pm EST.

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